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EXHIBIT 16.2(a)


                                 [LETTERHEAD]



Securities and Exchange Commission
Washington, D.C.  20549


We were previously principal accountants of DCH Technology, Inc. (Commission File Number 000-26957) and, under the date of February 22, 2000, except for Note 10 to the financial statements which is as of May 31, 2000, we reported on the consolidated financial statements of DCH Technology, Inc. as of and for the years ended December 31, 1999 and 1998. On May 31, 2000, our appointment as principal accountants was terminated prior to performance of any significant work with respect to the DCH Technology, Inc. financial statements for the year ended December 31, 2000. We have read the DCH Technology, Inc. statements included under Item 4 of its Form 8-K/A dated June 26, 2000, and we agree with such statements.


Very truly yours,

/s/ LUCAS, HORSFALL, MURPHY & PINDROH, LLP
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Pasadena, California
June 26, 2000

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